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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We consent to the incorporation by reference in the following Registration Statements of MetaTools, Inc. on Form S-8 (Registration Nos. 333-3070, 333-17209 and 333-20939) of our report dated February 3, 1997, except for Note 16 as to which the date is February 11, 1997, on our audits of the consolidated financial statements and financial statement schedule of MetaTools, Inc. as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, which is included in this Annual Report on Form 10-K.


COOPERS & LYBRAND L.L.P.


Sherman Oaks, California
March 10, 1997